UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026

Powerus Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Paragon Way Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-567-0323

Aureus Greenway Holdings,

Inc. 2995 Remington Boulevard

Kissimmee, Florida 34744

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PUSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on March 8, 2026, Powerus Corporation (formerly known as Aureus Greenway Holdings, Inc.) (prior to the Closing Date, unless the context otherwise requires, “AGH” and, after the Closing Date, the “Company”) entered into an Agreement and Plan of Merger (as amended on July 17, 2026, the “Merger Agreement”), by and among AGH, Aureus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), Autonomous Power Corporation, a Delaware corporation (“Legacy Powerus”) and Andrew Fox, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Legacy Powerus, providing for the combination of AGH and Legacy Powerus. Under the Merger Agreement, Merger Sub would merge with and into Legacy Powerus, and Legacy Powerus would continue as the surviving corporation and a direct subsidiary of the Company (such transaction, the “Merger”).

On October 1, 2026, the parties consummated the Merger (the “Closing”). Following the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of Legacy Powerus was converted automatically into 599.18229 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Company common stock, par value $0.001 per share (“Common Stock”), and all such converted shares ceased to exist and are no longer outstanding. In connection with the Closing, the Company changed its name to Powerus Corporation.

The material provisions of the Merger Agreement are described in AGH’s definitive information statement/prospectus filed on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), most recently amended on August 10, 2026 and declared effective on August 12, 2026 (as amended, the “Information Statement/Prospectus”), in the section entitled “The Merger Agreement” beginning on page 121, and are incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and 2.2 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Merger, is incorporated into this Item 2.01 by reference. Pursuant to the Closing of the Merger, the Company acquired the businesses of Legacy Powerus.

At the Effective Time, the Company issued approximately 134.6 million shares of Common Stock (the “Merger Consideration”) in addition to approximately 21.8 million Replacement Options and 28.6 million Replacement Warrants (as such terms are defined in the Merger Agreement). Immediately following the Effective Time, the Legacy Powerus stockholders owned approximately 83% of the Company’s issued and outstanding Common Stock. After giving effect to the purchase of the Company’s Series A Preferred Stock pursuant to an exchange agreement by and among Andrew Fox, Roman Vintfeld and Michael Sinensky, on one hand, and The Steven Scopellite 2021 Irrevocable Trust, on the other, the Legacy Powerus stockholders hold approximately 93% of the voting power of the Company as of the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of WWC, P.C.

WWC, P.C. (“WWC”) served as the independent registered public accounting firm of AGH prior to the consummation of the Merger. On October 1, 2026, WWC was dismissed as the independent registered public accounting firm of the Company to be effective upon completion by WWC of its review of the financial statements of AGH for the quarter ended September 30, 2026, and the filing of the related Form 10-Q. The decision to dismiss WWC was approved by the Audit Committee of the Board (the “Audit Committee”).

The reports of WWC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent period from January 1, 2026 to October 1, 2026, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of WWC, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses in internal control over financial reporting as of June 30, 2026, related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources, and (ii) a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting, as reported in Part I, Item 4 of AGH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The Audit Committee discussed the material weaknesses in AGH’s internal control over financial reporting with WWC, and AGH has authorized WWC to respond fully to inquiries of BDO concerning such material weaknesses.

The Company provided WWC with a copy of the disclosures made in this Item 4.01 and requested WWC to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of WWC’s letter to the SEC dated October 1, 2026 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

BDO USA, P.C. (“BDO”) served as the independent registered public accounting firm of Legacy Powerus prior to the consummation of the Merger. On October 1, 2026, the Audit Committee appointed BDO as the independent registered public accounting firm of the Company to be effective following the Company’s filing of its Form 10-Q for the quarter ended September 30, 2026.

During the Company’s two most recent fiscal years and the subsequent period from January 1, 2026 to October 1, 2026, neither the Company nor anyone on its behalf consulted BDO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, upon consummation of the Merger, Matthew Saker, Xinyue Jasmine Geffner and Christopher Schraft (the directors then serving on the Board) resigned from the Board and committees of the Board on which they respectively served. Such resignations were not the result of any disagreements with the Company relating to its operations, policies or practices.

Appointment of Directors

Effective upon the Closing, Andrew Fox, Brett Velicovich, Jason Finger, Matthew Britton and Richard Allorto were appointed to the Board along with Vuk Jeremic, who remained on the Board. Mr. Fox was appointed as Chairperson. Messrs. Allorto and Jeremic were appointed as Class I directors, with their terms expiring at the Company’s 2027 annual meeting, Messrs. Velicovich and Britton were appointed as Class II directors, with their terms expiring at the Company’s 2028 annual meeting, and Messrs. Fox and Finger were appointed as Class III directors, with their terms expiring at the Company’s 2029 annual meeting.

The Board has determined that each of Messrs. Finger, Britton, Allorto and Jeremic qualify as “independent” under applicable Nasdaq listing rules. There are no arrangements or understandings between any director named above and any other person pursuant to which such director was appointed as a director of the Company. There are no transactions between any director named above and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Biographical information of each director can be found in Exhibit 99.2, which is “furnished” hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act regardless of any general incorporation language in such filing.

Board Committees

As of the Closing, the Board reconstituted its existing committees as follows:

Audit Committee: Messrs. Allorto, Finger and Jeremic were appointed to the Audit Committee of the Board, each of whom were determined by the Board to satisfy the requirements for audit committee membership under the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Allorto was appointed chair of the Audit Committee and was designated as an “audit committee financial expert.”

Compensation Committee: Messrs. Finger, Britton and Allorto were appointed to the Compensation Committee of the Board. Mr. Finger was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee: Messrs. Finger, Jeremic and Britton were appointed to the Nominating and Corporate Governance Committee of the Board. Mr. Finger was appointed chair of the Nominating and Corporate Governance Committee.

Departure of Executive Officers

In accordance with the Merger Agreement, effective as of the Closing, Matthew Saker resigned as Interim Chief Executive Officer and director of the Company, and Sam Wai Sing Lui resigned as Chief Financial Officer of the Company.

Appointment of Executive Officers

Effective upon the Closing, the Board appointed Andrew Fox as Chief Executive Officer (principal executive officer), Edward Jordan as Chief Financial Officer (principal financial officer and principal accounting officer), and Brett Velicovich as President. Biographical information for Messrs. Fox, Jordan and Velicovich can be found in the Information Statement/Prospectus in the section “Management And Directors Of Newco After The Merger” beginning on page 183 and are incorporated herein by reference.

There are no family relationships among any of our executive officers or directors. Other than as set forth in this Current Report on Form 8-K, none of the newly appointed directors are party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K or any arrangement or understanding with any other person pursuant to which he was selected as a director.

Non-Employee Director Compensation Program

On October 1, 2026, the Board approved a new non-employee director compensation program, which includes the following annual cash retainers, payable in quarterly installments:

Board Retainers
Member	$40,000
Audit Committee Retainers
Chair	$20,000
Non-Chair Member	$10,000
Compensation Committee Retainers
Chair	$15,000
Non-Chair Member	$10,000
Nom Gov Committee Retainers
Chair	$10,000
Non-Chair Member	$5,000

In connection with the Closing, each non-employee member of the Board is receiving a one-time grant of stock options to purchase 50,000 shares of Common Stock, which will vest in four quarterly installments through the earlier of the next annual shareholder meeting or the first anniversary of the date of grant. Future annual awards will be determined by the Board at a later time.

All members of the Board are also reimbursed for reasonable and documented out-of-pocket travel and lodging expenses incurred in connection with attending meetings and activities of the Board and its committees.

Executive Employment Agreements

In connection with their appointments, the Company entered into new employment agreements with each of Andrew Fox and Brett Velicovich (the “Employment Agreements”).

The Employment Agreements for Messrs. Fox and Velicovich each have an initial term of three years from the Effective Date, after which employment continues on an at-will basis for no set period of time. Mr. Fox will be paid an initial base salary of $350,000 and Mr. Velicovich will be paid an initial base salary of $350,000 under their respective Employment Agreements. Messrs. Fox and Velicovich will each be entitled to a target annual incentive award opportunity of no less than 100% of his then-current annual base salary (the “Target Annual Incentive Award”), with the actual amount determined pursuant to the Company’s bonus program or cash incentive plan but subject to a floor of $150,000. Each executive will participate in employee benefit plans in effect from time to time.

If the executive’s employment is terminated by the Company without cause or by the executive for good reason, other than in connection with a change in control, he will be entitled to a prorated annual incentive award for the year of termination, cash severance equal to the greater of 18 months of base salary or the remainder of the initial term, immediate vesting of time-based equity awards, continued vesting of performance-based equity awards per the applicable award agreement (or at 100% if not specified), a two-year post-termination stock option exercise period, and COBRA premium reimbursement for up to 18 months.

If such termination occurs within three months prior to, upon, or within 12 months following a change in control, the executive would be entitled to the same equity acceleration and COBRA benefits described above, except that cash severance would equal two times the greater of his annual base salary immediately prior to termination or immediately prior to the change in control, plus two times the greater of his Target Annual Incentive Award for the year of termination or the year immediately preceding the change in control. The Employment Agreements also contain 12-month post-termination non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

The Company also has agreed to amend its Consulting Agreement with Griseo Consulting LLC, the limited liability company owned by Edward Jordan, to reflect a new annual compensation of $350,000 as well as a one-time bonus payment of $250,000. Mr. Jordan will also receive a grant of 500,000 restricted stock units as well as a grant of options to purchase 250,000 shares of Common Stock that will vest over a year beginning on January 1, 2027. Upon a termination of full-time services without cause, Mr. Jordan would be entitled to a payment of $150,000 and would provide consulting services for a period of up to one year thereafter for a monthly fee of $10,000.

Stock Incentive Plan

On March 8, 2026 and March 9, 2026, the Company’s board of directors and shareholders approved the Powerus 2026 Equity Incentive Plan (the “2026 Incentive Plan”), subject to the consummation of the Merger. The purpose of the 2026 Incentive Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The initial share pool under the 2026 Incentive Plan is 50,000,000. The shares that may be issued under the 2026 Incentive Plan will be automatically increased on January 1 of each year beginning in 2027 and continuing through 2036, in an amount equal to the lesser of (i) 5% of the diluted stock (including Company common stock, preferred stock and unexercised pre-funded warrants) on the preceding December 31, or (ii) such lower (or no) increase as determined by the Board or relevant committee thereof.

The foregoing description of the 2026 Incentive Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2026 Incentive Plan, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Indemnification Agreements

On October 1, 2026, in connection with the Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with each of its directors and executive officers that provide for indemnification of certain expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in any action or proceeding arising by reason of the indemnitee’s service as a director or officer, as applicable, to the maximum extent permitted by applicable law. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2026, the Company amended and restated its Articles of Incorporation through a filing with the Secretary of State of the State of Nevada (the “A&R Charter”). The purpose of the A&R Charter was to, among other things, change the Company’s name to “Powerus Corporation” and increase the number of authorized shares of common stock to 800,000,000.

Also on October 1, 2026, the Company’s Board adopted amended and restated bylaws (the “A&R Bylaws”). The A&R Bylaws reflect the Company’s name change and contain a number of material changes from the prior bylaws, including, among other things: the establishment of a classified board of directors divided into three classes serving staggered three-year terms; changing the quorum requirement to a majority of the outstanding voting power; the addition of detailed advance notice and procedural requirements for stockholder nominations and proposals at annual and special meetings, including specific timing windows, information disclosure obligations, and compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended; a provision that directors may be removed only in the manner set forth in the articles of incorporation; and the addition of an exclusive forum provision designating the Eighth Judicial District Court of Clark County, Nevada as the sole and exclusive forum for certain internal corporate claims and the federal district courts of the United States as the exclusive forum for claims arising under the Securities Act of 1933, as amended.

Certain other rights of the Company’s stockholders were changed as a result of the A&R Charter and A&R Bylaws. A more detailed description of the A&R Charter and A&R Bylaws, and the effects thereof, is set forth under the headers “Approval of Newco Amended and Restated Articles of Incorporation” and “Comparison of Stockholder Rights” beginning on pages 177 and 195, respectively, in the Information Statement/Prospectus filed on August 10, 2026. Such descriptions contained therein are incorporated herein by reference.

The foregoing description of the A&R Charter and the A&R Bylaws is qualified by reference to the A&R Charter and A&R Bylaws, copies of which are filed hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 1, 2026, in connection with the Closing, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by AGH’s board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. A copy of the Code of Conduct is available under the Investor Relations-Governance section of the Company’s website at www.power.us. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing the consummation of the Merger, which is included in this Current Report on Form 8-K as Exhibit 99.1.

The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 8, 2026, by and among Aureus Greenway Holdings Inc., Aureus Merger Sub Inc., Autonomous Power Corporation, and Andrew Fox, solely in his capacity as the Stockholder Representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2026).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 17, 2026, by and among Aureus Greenway Holdings Inc., Aureus Merger Sub Inc., Autonomous Power Corporation, and Andrew Fox, solely in his capacity as the Stockholder Representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 20, 2026).
3.1	Amended and Restated Articles of Incorporation of Powerus Corporation.
3.2	Amended and Restated Bylaws of Powerus Corporation.
4.1	Form of Replacement Warrant.
10.1	Amended and Restated Employment Agreement between Powerus Corporation and Andrew Fox, dated October 1, 2026.
10.2	Amended and Restated Employment Agreement between Powerus Corporation and Brett Velicovich, dated October 1, 2026.
10.4	Powerus Corporation 2026 Equity Incentive Plan.
10.5	Form of Non-Qualified Stock Option Award under the Powerus Corporation 2026 Equity Incentive Plan.
10.6	Form of Restricted Stock Unit Award under the Powerus Corporation 2026 Equity Incentive Plan.
10.7	Form of Indemnification Agreement.
16.1	Letter from WWC, P.C.
99.1*	Press Release of the Company dated as of October 1, 2026.
99.2*	Director Biographies
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2026

Powerus Corporation

By:	/s/ Jim Biehl
Name:	Jim Biehl
Title:	Chief Legal Officer